Exhibit 99.1

Hart-Scott-Rodino Waiting Period Expires for RR Donnelley Acquisition of Courier Corporation

Chicago, IL & North CHELMSFORD, Mass.--(BUSINESS WIRE)--March 24, 2015--R. R. Donnelley & Sons Company (NASDAQ: RRD) and Courier Corporation (NASDAQ: CRRC) jointly announced today the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) in connection with the previously announced merger agreement under which RR Donnelley will acquire all of the outstanding common stock of Courier Corporation. The waiting period expired on Monday, March 23.

Expiration of the HSR waiting period satisfies one of the conditions to the closing of the proposed merger, which remains subject to approval by the shareholders of Courier Corporation and other customary closing conditions. The transaction is expected to close in the second quarter of 2015.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and increase compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for RR Donnelley's Global Social Responsibility Report, visit the company's web site at http://www.rrdonnelley.com.

About Courier

Courier Corporation is one of America’s major book manufacturers as well as a leader in content management and customization in new and traditional media. It also publishes books under two brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

Additional Information and Where To Find It

This news release relates to a proposed transaction between RR Donnelley and Courier. In connection with the proposed transaction, RR Donnelley has filed a registration statement on Form S-4 with the SEC, which includes a preliminary proxy statement/prospectus. Courier will deliver a definitive proxy statement/prospectus to Courier shareholders. This news release is not a substitute for the registration statement, proxy statement/prospectus or any other documents that RR Donnelley or Courier may file with the SEC or send to shareholders of Courier in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF COURIER ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY RR DONNELLEY OR COURIER WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed or that will be filed by RR Donnelley or Courier with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by RR Donnelley with the SEC are available free of charge on RR Donnelley’s internet website at http://investor.rrd.com/sec.cfm or by contacting RR Donnelley’s Investor Relations Department at (800) 742-4455. Copies of the proxy statement/prospectus and other relevant documents filed by Courier with the SEC are available free of charge on Courier’s internet website at www.courier.com or by contacting Courier Investor Relations at investorrelations@courier.com.

No Offer Or Solicitation

This news release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

RR Donnelley, Courier, and their respective directors and executive officers may be considered participants in the solicitation of proxies from shareholders of Courier in connection with the proposed transaction. Information about the directors and executive officers of Courier is set forth in Amendment No. 1 to its Annual Report on Form 10-K for the year ended September 27, 2014, which was filed with the SEC on Form 10-K/A on January 26, 2015 and in its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on February 17, 2015. Information about the directors and executive officers of RR Donnelley is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 15, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the business, strategy and plans of RR Donnelley and Courier, their expectations relating to the proposed transaction and their future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about RR Donnelley or Courier managements’ beliefs and expectations, are forward-looking statements. Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley and Courier believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley’s or Courier’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley’s and Courier’s current expectations depending upon a number of factors affecting their businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of their businesses following such transaction. These factors include, among others, successful completion of the proposed transaction, the ability to implement plans for the integration of the proposed transaction and the receipt of required approvals for the proposed transaction, and such other risks and uncertainties detailed in RRD’s and Courier’s respective periodic public filings with the SEC, including but not limited to those discussed (i) under “Risk Factors” in RRD’s Form 10-K for the fiscal year ended December 31, 2014, in RRD’s subsequent filings with the SEC and in other investor communications of RRD from time to time and (ii) under “Risk Factors” in Courier’s Form 10-K for the fiscal year ended September 27, 2014 and in Courier’s subsequent filings with the SEC and in other investor communications of Courier from time to time. RR Donnelley and Courier do not undertake to and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:
RR Donnelley Contacts:
Media Contact:
Phyllis Burgee, +1 630-322-6093
Director Communications
phyllis.burgee@rrd.com
or
Investor Contact:
Dave Gardella, +1 312-326-8155
Senior Vice President Finance
david.a.gardella@rrd.com
or
Courier Corporation Contacts:
Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Averell Withers or Nick Leasure, +1 212-355-4449
or
Investor Contact:
Peter M. Folger, +1 978-251-6000
Senior Vice President and Chief Financial Officer
investorrelations@courier.com